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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 23, 2005


                                DATIGEN.COM, INC.
                                -----------------
             (Exact name of registrant as specified in its charter)

            Utah                    0-26027                 87-0626333
            ----                    -------                 ----------
(State or other jurisdiction     (Commission             (IRS Employer
of incorporation)                File Number)            Identification No.)


                          c/o David Lubin & Associates
                              92 Washington Avenue
                              Cedarhurst, NY 11516
                              --------------------
                    (Address of principal executive offices)

                                 (516) 569-9629
                                 --------------
              (Registrant's telephone number, including area code)

                                 ---------------
         (Former name or former address, if changed since last report.)

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Section 1- Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

The disclosure set forth under 2.01 (Completion of Acquisition or Disposition of Assets) and Item 3.02 (Unregistered Sales of Equity Securities) is hereby incorporated by reference into this Item 1.01.

Section 2- Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

As previously reported, Datigen.com, Inc. (the "Registrant") entered into a binding letter of intent (the "Letter of Intent") with Purisys, Inc., New Jersey corporation ("Purisys") which provided, among other things, for the sale to the Registrant of all of the assets constituting the Battery Brain product owned by Purisys. See the Current Reports on Form 8-K filed by the Registrant on each of December 17, 2004 and March 1, 2005.

On March 23, 2005, the Registrant, Purisys and Aharon Y. Levinas ("Levinas") executed an Asset Purchase Agreement (the "Agreement") pursuant to which the Registrant purchased all the intellectual property relating to the Battery Brain product and the goodwill associated therewith and certain of the equipment relating to the product. The consideration paid by the Registrant for the assets was the issuance to Levinas, the sole shareholder of Purisys, of the number of shares of common stock, no par value, of the Registrant ("Common Stock") which will constitute, as of March 23, 2005, twenty (20%) percent of all issued and outstanding Common Stock and $100,000, which was previously paid pursuant to the Letter of Intent.The purchased assets did not include the inventory which existed as of March 23, 2005 or the molds for the Battery Brain (which are currently in Italy and China), which were purchased by the Registrant for $66,487.

The Registrant and Levinas shall mutually agree to negotiate, in good faith, an agreement regarding the registration rights of the Levinas for the shares issued to Levinas pursuant to the Agreement; Levinas shall be entitled to equal registration rights with the controlling shareholders of the Registrant, pro rata in accordance with their holdings in the Registrant, subject to a lock-up agreement. The shares will be issued to Levinas as soon as the Registrant is duly authorized to do so.

The only liabilities assumed by the Registrant in the transaction are (i) the warranties and service of any Battery Brain products sold prior to the execution and delivery of the Agreement, (ii) any potential claims made by a person who alleges that he assisted in developing the Battery Brain product and (iii) any taxes incurred as a result of the Agreement. If there are any taxes imposed on Purisys and/or Levinas as a result of the receipt of the shares of the Registrant, the Registrant agreed to lend them the amount of liabilities and expenses owed as a result thereof. Said loan shall be for a period of not less than 10 years.


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Pursuant to the terms of the Agreement, the Board of Directors of the Registrant
shall consist of five (5) members, and Levinas shall be entitled to appoint 40% of the representatives to the Board of Directors.

In addition, within the next two years the Registrant agreed to use its best efforts to (a) consummate an equity raise of not less than $1,500,000 dollars at a post-money valuation of not less than $12,000,000; provided, that all equity raises within 120 days after March 23, 2005 which are based on a post-money valuation which is $10,500,000 or greater, shall be counted toward the $1,500,000; or (b) generate revenue for the Battery Brain product in the aggregate amount of $2,000,000. If the Registrant does not achieve either (a) or
(b) at any time on or prior to March 23, 2007, then Levinas shall be entitled to receive shares in the Registrant which equal 20% of the outstanding share capital of the Registrant on a fully-diluted basis (calculated as of said date).

If the Registrant shall for any reason cease to manufacture, sell or otherwise cease to be involved in the Battery Brain product, then Levinas shall have the right to purchase the Battery Brain product from the Registrant. The price and other terms of such right shall be negotiated between the parties.

The asset acquisition was consummated in accordance with Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended, as a tax-free reorganization.

For all the terms and conditions of the Agreement, reference is hereby made to such agreement annexed hereto as Exhibit 10.3. All statements made herein concerning the foregoing agreement are qualified by references to said exhibit.

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth under 2.01 (Completion of Acquisition or Disposition of Assets) is hereby incorporated by reference into this Item 3.02.

Section 5 - Corporate Governance and Management

Item 5.01 Changes in Control of Registrant

The disclosure set forth under 2.01 (Completion of Acquisition or Disposition of Assets) is hereby incorporated by reference into this Item 5.01.


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Item 5.02 Departure of Directors or Principal  Officers;  Election of Directors;
          Appointment of Principal Officers.

In connection with the acquisition of the Battery Brain assets from Purisys, Levinas and his son, Tamir Levinas were appointed to the Board of Directors of the Registrant. Robert Lubin resigned as a director of the Registrant on March 22, 2005. Said resignation was made for personal reasons and not because of any disagreement with the Registrant.

In connection with the acquisition of the assets from Purisys by the Registrant, Levinas was also appointed as the Chief Technology Officer of the Registrant. The Registrant agreed to employ Levinas as a consultant to the Registrant for a 4-year term, with a base salary of $160,000, $200,000, $240,000 and $240,000 for each year of the term. All benefits to be granted to the individual who will be appointed as the Chief Executive Officer of the Registrant shall be granted to Levinas as well, including bonuses and stock options. Levinas shall receive a cell phone and a car allowance. Pursuant to the terms of the Consulting Agreement, Levinas is subject to standard confidentiality and non-compete provisions.

The consulting agreement with Levinas provides that if Levinas is terminated during the 4-year term, or is no longer employed by the Registrant for any reason during said period, including termination for cause or death, the Registrant remains obligated to pay the full amount of payment due Levinas thereunder.

For all the terms and conditions of the Consulting Agreement, reference is hereby made to such agreement annexed hereto as Exhibit 10.4. All statements made herein concerning the foregoing agreement are qualified by references to said exhibit.

Business Experience

The following is a brief account of the education and business experience of each director and executive officer during the past five years, and any other directorships held in reporting companies.

Aharon Y. Levinas was appointed as the Chief Technology Officer and a director of the Registrant as of March 23, 2005. Mr. Levinas is the sole shareholder of Purisys, Inc., a New Jersey corporation which Mr. Levinas established over 10 years ago. Mr. Levinas' sole business activities for the last 10 years has been the development and establishment of the Batter Brain product.

Tamir Levinas, age 33, was appointed as a director of the Registrant as of March 23, 2005. Since ___ 1998 he has been the head of Technical Development of Internet Gold (Nasdaq: IGLD), where he is responsible for managing all aspects of the technical department activities, project management and engineering, as well as being responsible for technical vendor relations and procurement. Mr. Levinas received a B.A. in Business and Information Technology Management from Inter-Disciplinary Center in Herzelia, Israel in 2004.

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Aharon Levinas is the father of Tamir Levinas.

There is no transaction during the last two years, or any proposed transactions, to which the Registrant was or is a party with any of the foregoing individuals or any member of their respective immediate family other than the Letter of Intent and the Agreement.

Section 9-Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

      (a) Financial statements of business acquired.

      (b) Pro forma financial information.

      The financial information required hereunder will be submitted by an amendment to this Current Report on Form 8-K within 71 calendar days from the date of this Report.

      (c) Exhibits

      Exhibit 10.3 Asset  Purchase  Agreement,  dated as of March 23, 2005 among
                   Purisys, Inc. and the Registrant


      Exhibit 10.4 Consulting  Agreement dated as of March 23, 2005 between the
                   Registrant and Aharon Y. Levinas


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        DATIGEN.COM, INC.
                                        (Registrant)

                                        By: /s/ Amir Uziel
                                           -------------------------------------
                                           President and Chief Executive Officer

Date:  March 28, 2005